UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 26, 2025

LEXARIA BIOSCIENCE CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-39874	20-2000871
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 - 740 McCurdy Road, Kelowna, BC Canada	V1X 2P7
(Address of principal executive offices)	(Zip Code)

(250) 765-6424

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share Warrants to Purchase Common Stock	LEXX LEXXW	The Nasdaq Capital Market The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 26, 2025, Lexaria Bioscience Corp., a Nevada corporation (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional investors, pursuant to which the Company issued and sold to the investors (i) in a registered direct offering, 2,666,667 shares (the “Shares”) of Common Stock, par value $0.001 per share of the Company (the “Common Stock”) at a price of $1.50 per share, and (ii) in a concurrent private placement, 2,666,667 common stock purchase warrants (the “Private Placement Warrants”), exercisable for an aggregate of up to 2,666,667 shares of Common Stock, at an exercise price of $1.37 per share of Common Stock.

The Shares were offered by the Company pursuant to the Company’s shelf registration statement on Form S-3 (File 333-284407) , initially filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), on January 22, 2025, and declared effective on January 30, 2025 and a related prospectus supplement, dated September 26, 2025.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, including for liabilities arising under the Securities Act, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of such agreement and as of the specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

The Private Placement Warrants (and the shares of Common Stock issuable upon the exercise of the Private Placement Warrants) were not registered under the Securities Act, and were offered pursuant to an exemption from the registration requirements of the Securities Act provided under Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act. The Private Placement Warrants are exercisable upon issuance and will expire on the fifth anniversary of the effective date of the registration statement filed by the Company registering the resale of the shares of Common Stock underlying the Private Placement Warrants, and in certain circumstances may be exercised on a cashless basis. If we fail for any reason to deliver shares of Common Stock upon the valid exercise of the Private Placement Warrants, subject to our receipt of a valid exercise notice and the aggregate exercise price, by the time period set forth in the Private Placement Warrants, we are required to pay the applicable holder,  cash, as liquidated damages as set forth in the Private Placement Warrants. The Private Placement Warrants also include customary buy-in rights in the event we fail to deliver shares of Common Stock upon exercise thereof within the time periods set forth in the Private Placement Warrants.

Under the terms of the Private Placement Warrants, a holder will not be entitled to exercise any portion of any such Private Placement Warrant, if, upon giving effect to such exercise, the aggregate number of shares of Common Stock beneficially owned by the holder (together with its affiliates, any other persons acting as a group together with the holder or any of the holder’s affiliates, and any other persons whose beneficial ownership of Common Stock upon would or could be aggregated with the holder’s for purposes of Section 13(d) or Section 16 of the Securities Exchange Act of 1934, as amended) would exceed for the Private Placement Warrants, 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such Private Placement Warrant, which percentage may be increased at the holder’s election upon 61 days’ notice to the Company subject to the terms of such Private Placement Warrants, provided that such percentage may in no event exceed 9.99%.

On September 29, 2025 (the “Closing Date”), the Company closed the registered direct offering and the private placement offering (collectively, the “Offering”), raising gross proceeds of approximately $4.0 million before deducting placement agent fees and other offering expenses payable by the Company. The Company intends to use the net proceeds from the Offering for working capital and other general corporate purposes.

Pursuant to the terms of the Purchase Agreement, the Company is required within 15 days of the date of the Purchase Agreement, to file a registration statement on Form S-1 or other appropriate form if the Company is not then Form S-1 eligible (the “Registration Statement”) registering the resale of the shares of Common Stock issued and issuable upon the exercise of the Private Placement Warrants. The Company is required to use commercially reasonable efforts to cause such Registration Statement to become effective within 45 days of the Closing Date of the Offering (or within 75 days following the Closing Date of the Offering in case of “full review” of the Registration Statement by the SEC), and to keep the Registration Statement effective at all times until no investor owns any Private Placement Warrants or shares issuable upon exercise thereof.

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Pursuant

to the terms of the Purchase Agreement, and for a period of 60 days thereafter, subject to certain exceptions, the Company may not issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock upon or common stock equivalents, or file any registration statement or any amendment or supplement thereto, other than a prospectus supplement for the Offering, the Registration Statement for the registration of the shares of Common Stock issued and issuable upon the exercise of the Private Placement Warrants.

In connection with the Offering, on August 12, 2025, the Company entered into an engagement agreement (the “Engagement Agreement”) with H.C. Wainwright & Co., LLC (the “Placement Agent”). Pursuant to the terms of the Engagement Agreement, the Company agreed to pay the Placement Agent a cash fee equal to 7.0% of the gross proceeds of the Offering and to issue to the Placement Agent, or its designees, 93,333 common stock warrants of the Company to purchase up to 93,333 shares of Common Stock (the “Placement Agent Warrants”), which is equal to 3.5% of the aggregate number of Shares issued and sold on the Closing Date. The Placement Agent Warrants expire five years from the commencement of sales of the Offering and have an exercise price of $1.875 per share of Common Stock. In addition, the Company will reimburse the Placement Agent for  non-accountable expense allowances of $20,000, accountable legal expenses, other out-of-pocket legal expenses incurred in connection with the Offering in the amount of up to $50,000 and $15,950 for clearing fees. Neither of the Placement Agent Warrants nor the shares of Common Stock issuable upon the exercise of the Placement Agent Warrants (the “Placement Agent Warrant Shares”) are registered under the Securities Act. The Placement Agent Warrants and the Placement Agent Warrant Shares were issued in reliance on the exemptions from registration provided by Section 4(a)(2) under the Securities Act.

The foregoing does not purport to be a complete description of each of the Private Placement Warrants, the Placement Agent Warrants and the Purchase Agreement is qualified in its entirety by reference to the full text of each such documents, which are filed as Exhibits 4.1, 4.2, and 10.1, respectively, to this Current Report on Form 8-K (this “Form 8-K”) and incorporated herein by reference.

Sichenzia Ross Ference Carmel, LLP, securities counsel to the Company, delivered an opinion as to the validity of the Shares, a copy of which is filed as Exhibit 5.1 to this Form 8-K and is incorporated herein by reference.

Item 3.02 Unregistered Sale of Equity Securities.

The applicable information set forth in Item 1.01 of this Form 8-K with respect to the issuance of Private Placement Warrants and Placement Agent Warrants is incorporated herein by reference.

This Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 8.01. Other Events.

On September 26, 2025, the Company issued a press release announcing the pricing of the Offering, a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01 of this Form 8-K.

On September 29, 2025, the Company issued a press release announcing the closing of the Offering, a copy of which is attached hereto as Exhibit 99.2 and is incorporated by reference into this Item 8.01 of this Form 8-K.

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Private Placement Warrant
4.2	Form of Placement Agent Warrant
5.1	Opinion of Sichenzia Ross Ference Carmel LLP
10.1	Form of Securities Purchase Agreement
23.1	Sichenzia Ross Ference Carmel LLP (Contained in Exhibit 5.1 above)
99.1	Press Release, dated September 26, 2025
99.2	Press Release, dated September 29, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEXARIA BIOSCIENCE CORP.

/s/ Richard Christopher
Name: Richard Christopher
Title: Chief Executive Officer

Date: September 29, 2025

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